As filed with the Securities and Exchange Commission on July 11, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SAFEWAY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3019135 (I.R.S. Employer Identification Number)

5918 Stoneridge Mall Road
Pleasanton, California 94588
(925) 467-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Robert A. Gordon
Senior Vice President, General Counsel and Secretary
Safeway Inc.
5918 Stoneridge Mall Road
Pleasanton, California 94588
(925) 467-3000
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copies to:
Tracy K. Edmonson
Latham & Watkins
505 Montgomery Street, Suite 1900
San Francisco, California 94111
(415) 391-0600

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-55008

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]  __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of Securities	Aggregate	Amount of
to be Registered	Offering Price(1)	Registration Fee

Debt Securities	(2)	(2)
Common Stock, par value $0.01 per share

Total	$80,000,000	$7,360

(1)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any debt securities issued at a discount.

(2)	Omitted pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended.

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SIGNATURES
EXHIBIT INDEX
Exhibit 23.1

EXPLANATORY NOTE

     This registration statement is being filed with respect to the registration of an additional $80,000,000 of debt and equity securities pursuant to Rule 462(b) of the Securities Act of 1933. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-55008) filed with the SEC on February 5, 2001 and which was declared effective by the SEC on February 12, 2001.

EXHIBITS

Exhibit
Number	Description

5	Opinion of Latham & Watkins (incorporated by reference to Exhibit 5 to our registration statement on Form S-3 (File No. 333-55008)).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Latham & Watkins (incorporated by reference to Exhibit 5 to our registration statement on Form S-3 (File No. 333-55008)).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pleasanton, State of California, on July 11, 2002.

SAFEWAY INC
By	/s/ Robert A. Gordon Robert A. Gordon Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

/s/ Steven A. Burd Steven A. Burd	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 11, 2002

/s/ Vasant M. Prabhu Vasant M. Prabhu	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 11, 2002

/s/ James H. Greene, Jr. James H. Greene, Jr.	Director	July 11, 2002

/s/ Paul Hazen Paul Hazen	Director	July 11, 2002

/s/ Hector Ley Lopez Hector Ley Lopez	Director	July 11, 2002

/s/ Robert I. MacDonnell Robert I. MacDonnell	Director	July 11, 2002

/s/ Peter A. Magowan Peter A. Magowan	Director	July 11, 2002

George R. Roberts	Director

/s/ Rebecca A. Stirn Rebecca A. Stirn	Director	July 11, 2002

William Y. Tauscher	Director

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EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Latham & Watkins (incorporated by reference to Exhibit 5 to our registration statement on Form S-3 (File No. 333-55008)).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Latham & Watkins (incorporated by reference to Exhibit 5 to our registration statement on Form S-3 (File No. 333-55008)).

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